Press Release

Contact
Venk Nathamuni
Managing Director, Investor Relations
(408) 601-5293

MAXIM INCREASES DIVIDEND 9% AND REPORTS RESULTS FOR THE FOURTH QUARTER OF FISCAL 2012

•	Revenue: $605 million

•	Gross Margin: 61.5% GAAP (63.0% excluding special expense items)

•	EPS: $0.37 GAAP ($0.45 excluding special items)

•	Cash, cash equivalents, and short term investments: $956 million

•	Fiscal first quarter revenue outlook: $605 million to $635 million

•	Quarterly dividend increased 9% to $0.24 per share

SAN JOSE, CA - July 26, 2012 - Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $605 million for its fiscal 2012 fourth quarter ended June 30, 2012, a 6% increase from $571 million revenue recorded in the prior quarter.

The Company announced that its Board of Directors approved an increase in its quarterly dividend from $0.22 per share to $0.24 per share.

Tunc Doluca, President and Chief Executive Officer, commented, “During our just completed fiscal year, Maxim's unique approach to innovation and integration enabled us to perform well in an uncertain economic environment. We are confident that our balanced business model is sustainable, and as a result we increased our quarterly dividend by 9%.”

Fiscal Year 2012 Fourth Quarter Results
Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share in the June quarter was $0.37. The results were affected by certain items which primarily consisted of:

•	$13.4 million pre-tax charge for acquisition related items

•	$22.4 million pre-tax charge for impairment of long-lived assets
GAAP earnings per share, excluding special expense items, was $0.45. An analysis of GAAP versus GAAP excluding special items is provided in the last table of this press release.

Cash Flow Items
At the end of our fiscal 2012 fourth quarter, total cash, cash equivalents and short term investments was $956 million, an increase of $20 million from the prior quarter. Notable items include:

•	Cash flow from operations: $190 million (31% of revenue)

•	Net capital expenditures: $75 million

•	Dividends: $64 million ($0.22 per share)

•	Stock repurchases: $56 million

Business Outlook
The Company's 90 day backlog at the beginning of the first fiscal quarter was $393 million. Based on our beginning backlog and expected turns, results for the September 2012 quarter are expected to be:

•	Revenue: $605 million to $635 million

•	Gross Margin: 59% to 62% GAAP (61% to 64% excluding special expense items)

•	EPS: $0.38 to $0.42 GAAP ($0.41 to $0.45 excluding special expense items)
Maxim's Business Outlook does not include the potential impact of any restructuring activity or mergers, acquisitions, divestitures, or other business combinations that may be completed during the quarter.

Dividend
A cash dividend of $0.24 per share will be paid on September 5, 2012, to stockholders of record on August 22, 2012.

Conference Call
Maxim has scheduled a conference call on July 26, 2012, at 2:00 p.m. Pacific Time to discuss its financial results for the fourth quarter of fiscal year 2012 and its business outlook. To listen via telephone, dial (866) 227-1582 (toll free) or (703) 639-1129. This call will be webcast by Shareholder.com and can be accessed at Maxim's website at www.maxim-ic.com/Investor.

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CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended			Year Ended
	June 30, 2012	March 31, 2012	June 25, 2011	June 30, 2012	June 25, 2011
	(in thousands, except per share data)
Net revenues	$604,956	$571,212	$626,491	$2,403,529	$2,472,341
Cost of goods sold (1, 2, 3)	232,967	235,782	235,666	952,677	942,377
Gross profit	371,989	335,430	390,825	1,450,852	1,529,964
Operating expenses:
Research and development (1)	134,007	136,075	136,573	552,379	525,308
Selling, general and administrative (1)	79,980	78,011	74,537	321,273	292,494
Intangible asset amortization (2)	4,049	4,029	4,200	16,737	18,752
Impairment of long-lived assets (4)	22,383	7,712	—	30,095	—
Severance and restructuring	18	228	(423)	6,785	1,247
Other operating (income) expenses, net (5)	(4,469)	(2,511)	(1,984)	(11,214)	19,124
Total operating expenses	235,968	223,544	212,903	916,055	856,925
Operating income	136,021	111,886	177,922	534,797	673,039
Interest and other (expense) income, net (6)	(108)	(230)	(2,022)	(2,064)	(11,368)
Income before provision for income taxes	135,913	111,656	175,900	532,733	661,671
Provision for income taxes (7,8)	25,279	88,948	50,307	177,815	172,662
Income from continuing operations	110,634	22,708	125,593	354,918	489,009
Income from discontinued operations, net of tax (9)	—	31,809	—	31,809	—
Net income	$110,634	$54,517	$125,593	$386,727	$489,009

Earnings per share: basic
From continuing operations	$0.38	$0.08	$0.42	$1.21	$1.65
From discontinued operations, net of tax (9)	—	0.11	—	0.11	—
Basic	$0.38	$0.19	$0.42	$1.32	$1.65

Earnings per share: diluted
From continuing operations	$0.37	$0.07	$0.41	$1.18	$1.61
From discontinued operations, net of tax (9)	—	0.11	—	0.11	—
Diluted	$0.37	$0.18	$0.41	$1.29	$1.61

Shares used in the calculation of earnings per share:
Basic	292,757	292,276	295,751	292,810	296,755
Diluted	299,793	300,221	303,944	300,002	303,377

Dividends paid per share	$0.22	$0.22	$0.21	$0.88	$0.84

SCHEDULE OF SPECIAL EXPENSE ITEMS
(Unaudited)
	Three Months Ended			Year Ended
	June 30, 2012	March 31, 2012	June 25, 2011	June 30, 2012	June 25, 2011
	(in thousands)
Cost of goods sold:
Intangible asset amortization (2)	$9,392	$9,787	$7,977	$36,693	$30,164
Acquisition related inventory write up (3)	—	—	—	1,801	5,677
Total	$9,392	$9,787	$7,977	$38,494	$35,841

Operating expenses:
Intangible asset amortization (2)	$4,049	$4,029	$4,200	$16,737	$18,752
Impairment of long-lived assets (4)	22,383	7,712	—	30,095	—
Severance and restructuring	18	228	(423)	6,785	1,247
Other operating (income) expenses, net (5)	(4,469)	(2,511)	(1,984)	(11,214)	19,124
Total	$21,981	$9,458	$1,793	$42,403	$39,123

Interest and other expense (income), net (6)	$550	$—	$—	$(1,226)	$—
Total	$550	$—	$—	$(1,226)	$—

Provision for income taxes:
Reversal of tax reserves (7)	$—	$(2,272)	$(1,624)	$(2,272)	$(38,947)
International restructuring (8)	2,751	65,293	6,791	65,389	21,801
Total	$2,751	$63,021	$5,167	$63,117	$(17,146)

Discontinued operations:
Income from discontinued operations, net of tax (9)	$—	$(31,809)	$—	$(31,809)	$—
Total	$—	$(31,809)	$—	$(31,809)	$—

(1) Includes stock-based compensation charges.
(2) Includes intangible asset amortization related to acquisitions.
(3) Includes expense related to fair value write up of inventory acquired as part of acquisitions.
(4) Includes impairment charges relating to land and buildings held for sale, wafer fab and end of line manufacturing equipment.

(5) Other operating (income) expenses, net are primarily for loss (gain) on sale of land and buildings, contingent consideration adjustments related to certain acquisitions, stock option related litigation, certain payroll taxes, interest and penalties and in-process research and development written off.

(6) Includes gain on sale and impairment of privately-held companies.
(7) Includes reversal of tax reserves related to audit completion and expiration of statute of limitations.
(8) Includes impact due to implementation of international restructuring.
(9) Includes gain on sale, net of tax relating to certain businesses divested.

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STOCK-BASED COMPENSATION BY TYPE OF AWARD (in thousands)
(Unaudited)
Three Months Ended June 30, 2012	Stock Options	Restricted Stock Units	Employee Stock Purchase Plan	Total
Cost of goods sold	$462	$2,206	$423	$3,091
Research and development expense	1,607	8,331	1,413	11,351
Selling, general and administrative expense	1,468	4,518	462	6,448
Total	$3,537	$15,055	$2,298	$20,890

Three Months Ended March 31, 2012
Cost of goods sold	$470	$2,217	$412	$3,099
Research and development expense	1,742	8,203	1,602	11,547
Selling, general and administrative expense	1,836	5,072	484	7,392
Total	$4,048	$15,492	$2,498	$22,038

Three Months Ended June 25, 2011
Cost of goods sold	$516	$2,101	$405	$3,022
Research and development expense	2,016	8,472	1,434	11,922
Selling, general and administrative expense	1,485	4,543	436	6,464
Total	$4,017	$15,116	$2,275	$21,408

Year Ended June 30, 2012
Cost of goods sold	$2,014	$9,387	$1,738	$13,139
Research and development expense	7,844	35,699	5,525	49,068
Selling, general and administrative expense	6,436	19,493	1,731	27,660
Total	$16,294	$64,579	$8,994	$89,867

Year Ended June 25, 2011
Cost of goods sold	$2,625	$9,819	$1,557	$14,001
Research and development expense	11,325	36,926	5,435	53,686
Selling, general and administrative expense	6,120	18,944	1,546	26,610
Total	$20,070	$65,689	$8,538	$94,297

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CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30, 2012	March 31, 2012	June 25, 2011
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$881,060	$860,551	$962,541
Short-term investments	75,326	75,405	50,346
Total cash, cash equivalents and short-term investments	956,386	935,956	1,012,887
Accounts receivable, net	317,461	296,255	297,632
Inventories	242,162	220,153	237,928
Deferred tax assets	98,180	105,298	113,427
Other current assets	85,177	79,584	65,978
Total current assets	1,699,366	1,637,246	1,727,852
Property, plant and equipment, net	1,353,606	1,361,300	1,308,850
Intangible assets, net	208,913	222,354	204,263
Goodwill	423,073	423,073	265,125
Other assets	52,988	26,264	21,653
TOTAL ASSETS	$3,737,946	$3,670,237	$3,527,743

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$147,086	$132,906	$110,153
Income taxes payable	22,589	21,807	3,912
Accrued salary and related expenses	191,846	181,943	215,627
Accrued expenses	64,092	70,297	47,767
Current portion of long term debt	303,496	1,945	—
Deferred income on shipments to distributors	26,280	28,729	36,881
Total current liabilities	755,389	437,627	414,340
Long term debt	5,592	308,700	300,000
Income taxes payable	212,389	192,842	96,099
Deferred tax liabilities	198,502	205,727	183,715
Other liabilities	27,797	22,143	22,771
Total liabilities	1,199,669	1,167,039	1,016,925

Stockholders' equity:
Common stock	293	9,125	296
Retained earnings	2,553,418	2,507,298	2,524,790
Accumulated other comprehensive loss	(15,434)	(13,225)	(14,268)
Total stockholders' equity	2,538,277	2,503,198	2,510,818
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$3,737,946	$3,670,237	$3,527,743

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended			Year Ended
	June 30, 2012	March 31, 2012	June 25, 2011	June 30, 2012	June 25, 2011
	(in thousands)
Cash flows from operating activities:
Net income	$110,634	$54,517	$125,593	$386,727	$489,009
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	20,890	22,038	21,408	89,867	94,297
Depreciation and amortization	53,554	53,476	50,016	211,096	205,062
Deferred taxes	1,224	(9,942)	20,484	30,759	140,084
In-process research and development	—	1,600	—	1,600	—
(Gain) Loss from sale of property, plant and equipment	(1,412)	(6,487)	(1,797)	(7,648)	12,946
Gain from discontinued operations	—	(45,372)	—	(45,372)	—
Gain from sale of investments in privately-held companies	—	—	—	(1,811)	—
Tax shortfall related to stock-based compensation plans	1,309	2,957	2,811	3,113	30,546
Impairment of long-lived assets	22,933	7,712	—	30,645	—
Excess tax benefit related to stock-based compensation	(5,247)	(5,172)	(4,792)	(17,482)	(12,869)
Changes in assets and liabilities:
Accounts receivable	(21,206)	(50,026)	6,959	(19,262)	43,256
Inventories	(22,090)	12,412	(2,974)	(432)	(29,435)
Other current assets	(5,634)	2,332	16,031	(16,757)	53,255
Accounts payable	11,802	27,228	(8,621)	25,515	(4,746)
Income taxes payable	20,329	98,321	2,538	134,967	(45,318)
Deferred income on shipments to distributors	(2,449)	(2,407)	1,310	(10,601)	11,102
Litigation Settlement	—	—	—	—	(173,000)
All other accrued liabilities	5,457	33,312	17,308	(38,202)	47,265
Net cash provided by operating activities	190,094	196,499	246,274	756,722	861,454

Cash flows from investing activities:
Payments for property, plant and equipment	(76,610)	(70,053)	(48,063)	(264,348)	(175,253)
Proceeds from sales of property, plant and equipment	1,400	13,774	2,295	16,883	27,624
Acquisition	(2,257)	—	(7,811)	(168,544)	(80,918)
Discontinued operations	—	56,607	—	56,607	—
Purchases of privately-held companies	(1,500)	(1,980)	—	(3,480)	—
Purchases of available-for-sale securities	—	—	—	(25,108)	(49,787)
Proceeds from sales of investments of privately-held companies	—	—	—	3,225	—
Net cash used in investing activities	(78,967)	(1,652)	(53,579)	(384,765)	(278,334)

Cash flows from financing activities:
Excess tax benefit related to stock-based compensation	5,247	5,172	4,792	17,482	12,869
Mortgage liability	—	—	—	—	(3,237)
Dividends paid	(64,408)	(64,384)	(62,077)	(257,731)	(249,145)
Repayment of notes payable	(400)	—	—	(20,806)	(1,422)
Repurchase of common stock	(56,282)	(28,970)	(59,008)	(246,412)	(231,012)
Issuance of ESPP	18,807	—	16,281	33,772	28,850
Net issuance of restricted stock units	(6,929)	(7,669)	(7,781)	(29,649)	(28,839)
Proceeds from stock options exercised	13,347	20,395	8,716	49,906	24,845
Net cash used in financing activities	(90,618)	(75,456)	(99,077)	(453,438)	(447,091)

Net increase (decrease) in cash and cash equivalents	20,509	119,391	93,618	(81,481)	136,029
Cash and cash equivalents:
Beginning of period	860,551	741,160	868,923	962,541	826,512
End of period	$881,060	$860,551	$962,541	$881,060	$962,541

Total cash, cash equivalents, and short-term investments	$956,386	$935,956	$1,012,887	$956,386	$1,012,887

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ANALYSIS OF GAAP VERSUS GAAP EXCLUDING SPECIAL EXPENSE ITEMS DISCLOSURES
(Unaudited)
	Three Months Ended			Year Ended
	June 30, 2012	March 31, 2012	June 25, 2011	June 30, 2012	June 25, 2011
	(in thousands, except per share data)
Reconciliation of GAAP gross profit to GAAP gross profit excluding special expense items:
GAAP gross profit	$371,989	$335,430	$390,825	$1,450,852	$1,529,964
GAAP gross profit %	61.5%	58.7%	62.4%	60.4%	61.9%

Special expense items:
Intangible asset amortization (1)	9,392	9,787	7,977	36,693	30,164
Acquisition related inventory write up (2)	—	—	—	1,801	5,677
Total special expense items	9,392	9,787	7,977	38,494	35,841
GAAP gross profit excluding special expense items	$381,381	$345,217	$398,802	$1,489,346	$1,565,805
GAAP gross profit % excluding special expense items	63.0%	60.4%	63.7%	62.0%	63.3%

Reconciliation of GAAP operating expenses to GAAP operating expenses excluding special expense items:
GAAP operating expenses	$235,968	$223,544	$212,903	$916,055	$856,925

Special expense (income) items:
Intangible asset amortization (1)	4,049	4,029	4,200	16,737	18,752
Impairment of long-lived assets (3)	22,383	7,712	—	30,095	—
Severance and restructuring	18	228	(423)	6,785	1,247
Other operating (income) expenses, net (4)	(4,469)	(2,511)	(1,984)	(11,214)	19,124
Total special expense items	21,981	9,458	1,793	42,403	39,123
GAAP operating expenses excluding special expense items	$213,987	$214,086	$211,110	$873,652	$817,802

Reconciliation of GAAP net income to GAAP net income excluding special expense items:
GAAP net income	$110,634	$54,517	$125,593	$386,727	$489,009

Special expense (income) items:
Intangible asset amortization (1)	13,441	13,816	12,177	53,430	48,916
Acquisition related inventory write up (2)	—	—	—	1,801	5,677
Impairment of long-lived assets (3)	22,383	7,712	—	30,095	—
Severance and restructuring	18	228	(423)	6,785	1,247
Other operating (income) expenses, net (4)	(4,469)	(2,511)	(1,984)	(11,214)	19,124
Interest and other expense (income), net (5)	550	—	—	(1,226)	—
Pre-tax total special expense items	31,923	19,245	9,770	79,671	74,964
Tax effect of special items	(10,613)	(5,445)	(3,315)	(25,579)	(26,481)
Reversal of tax reserves (6)	—	(2,272)	(1,624)	(2,272)	(38,947)
International restructuring (7)	2,751	65,293	6,791	65,389	21,801
Discontinued operations, net of tax (8)	—	(31,809)	—	(31,809)	—
GAAP net income excluding special expense items	$134,695	$99,529	$137,215	$472,127	$520,346

GAAP net income per share excluding special expense items:
Basic	$0.46	$0.34	$0.46	$1.61	$1.75
Diluted	$0.45	$0.33	$0.45	$1.57	$1.72

Shares used in the calculation of earnings per share excluding special expense items:
Basic	292,757	292,276	295,751	292,810	296,755
Diluted	299,793	300,221	303,944	300,002	303,377

(1) Includes intangible asset amortization related to acquisitions.
(2) Includes expense related to fair value write up of inventory acquired as part of acquisitions.

(3) Includes impairment charges relating to land and buildings held for sale, wafer fab and end of line manufacturing equipment.

(4) Other operating (income) expenses, net are primarily for loss (gain) on sale of land and buildings, contingent consideration adjustments related to certain acquisitions, stock option related litigation, certain payroll taxes, interest and penalties and in-process research and development written off.

(5) Includes gain on sale and impairment of privately-held companies.
(6) Includes reversal of tax reserves related to audit completion and expiration of statute of limitations.
(7) Includes impact due to implementation of international restructuring.
(8) Includes gain on sale, net of tax relating to certain businesses divested.

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, Maxim uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude special expense items related to intangible asset amortization; acquisition related inventory write up to fair value; impairment charges related to buildings and manufacturing equipment; severance and restructuring; stock option related litigation; certain payroll taxes, interest and penalties; contingent consideration adjustments relating to certain acquisitions; in-process research and development written off; gain on the sale of land and buildings; gain on sale and impairment of investments in privately-held companies; reversal of tax reserves related to audit completion and expiration of statute of limitations; the tax provision impacts due to implementation of international restructuring; and gain on sale, net of tax relating to certain businesses divested. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate Maxim's current performance. Many analysts covering Maxim use the non-GAAP measures as well. Given management's use of these non-GAAP measures, Maxim believes these measures are important to investors in understanding Maxim's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in Maxim's core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies' non-GAAP financial measures, even if they have similar names. The non-GAAP measures displayed in the table above include the following:

GAAP gross profit excluding special expense items
The use of GAAP gross profit excluding special expense items allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of special expense items including intangible asset amortization and acquisition related inventory write up to fair value. In addition, it is an important component of management's internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP gross profit excluding special expense items to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of Maxim's core businesses.

GAAP operating expenses excluding special expense items
The use of GAAP operating expenses excluding special expense items allows management to evaluate the operating expenses of the company's core businesses and trends across different reporting periods on a consistent basis, independent of special expense items including intangible asset amortization; impairment charges related to buildings and manufacturing equipment; severance and restructuring; stock option related litigation; certain payroll taxes, interest and penalties; contingent consideration adjustments relating to certain acquisitions; in-process research and development written off; and gain on the sale of land and buildings. In addition, it is an important component of management's internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP operating expenses excluding special expense items to enable investors and analysts to evaluate our core business and its direct operating expenses.

GAAP net income and GAAP net income per share excluding special items
The use of GAAP net income and GAAP net income per share excluding special items allow management to evaluate the operating results of Maxim's core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; acquisition related inventory write up to fair value; impairment charges related to buildings and manufacturing equipment; severance and restructuring; stock option related litigation; certain payroll taxes, interest and penalties; contingent consideration adjustments relating to certain acquisitions; in-process research and development written off; gain on the sale of land and buildings; gain on sale and impairment of investments in privately-held companies; reversal of tax reserves related to audit completion and expiration of statute of limitations; the tax provision impacts due to implementation of international restructuring and gain on sale, net of tax relating to certain businesses divested. In addition, they are important components of management's internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP net income and GAAP net income per share excluding special items to enable investors and analysts to understand the results of operations of Maxim's core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

“Safe Harbor” Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company's financial projections for its first quarter of fiscal 2013 ending in September 2012, which includes revenue, gross margin and earnings per share, as well as the Company's belief that its balanced business model is sustainable. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted based upon, among other things, general market and economic conditions and market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, customer cancellations and price competition, as well as other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended June 25, 2011 (the “10-K”) and Quarterly Reports on Form 10-Q filed after the 10-K.

All forward-looking statements included in this news release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement except as required by law.

About Maxim
Maxim makes highly integrated analog and mixed-signal semiconductors. Maxim reported revenue of approximately $2.4 billion for fiscal 2012. For more information, go to www.Maxim-ic.com.

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